As filed with the Commission on December 23, 2002, File No.
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933






                            KS E-MEDIA HOLDINGS, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)





            Delaware                         5900                 98-0383571
 ------------------------------   ---------------------------  ----------------
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
 incorporation or organization)      Classification Code)    Identification No.)



   Suite 1400, 1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6
   --------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


   Suite 1400, 1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6
   --------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                         Mayur Pandya, President and CEO
                            KS E-Media Holdings, Inc.
                      Suite 1400, 1500 West Georgia Street
                      Vancouver, British Columbia, V6G 2Z6
                                 (604) 806-3680
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                Roger Linn, Esq.
                        Weintraub Genshlea Chediak Sproul
                          400 Capital Mall, 11th Floor
                              Sacramento, CA, 95814
                               Tel: (916) 558-6000

     Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------ --------------- -------------------- -------------------- ---------------------
                                                      Proposed Maximum     Proposed Maximum
      Title of each class of          Amount to be   Offering price per        aggregate            Amount of
    securities to be registered        registered           share           offering price       registration fee
------------------------------------ --------------- -------------------- -------------------- ---------------------
Common stock to be offered by            380,000          $0.25 (1)             $95,000               $ 8.74
selling stockholders

Common stock for sale by the           1,000,000          $0.25 (1)            $250,000               $23.00
company

------------------------------------ --------------- -------------------- -------------------- ---------------------
Total                                  1,380,000                               $345,000               $31.74

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                           Subject to Completion
                                                               December 23, 2002
                            KS E-MEDIA HOLDINGS, INC.
                                     SALE OF
                                  COMMON STOCK

This prospectus relates to the sale of up to 1,380,000 shares of common stock of ks E-Media Holdings, Inc. referred to as "us," "we" or "KS E-Media." Of the 1,380,000 shares, up to 1,000,000 shares may be sold by us at $0.25 per share. The common stock will be sold through our sole officer and director to investors, both inside and outside the United States. For purposes of this offering, the officer and director involved in offering and selling the shares on behalf of KS E-Media may be deemed to be an underwriter of this offering. The shares will be sold on a "best efforts" basis with no minimum number of shares required to be sold in order for us to accept funds. If the entire 1,000,000 shares of common stock are sold, we will receive gross proceeds of $250,000 before expenses of approximately $20,000. We will offer shares pursuant to this prospectus until March 31, 2003. No assurance can be given on the number of shares we will sell or that we will be able to sell any shares.

In addition, this prospectus relates to the resale of up to 380,000 shares of common stock by selling stockholders. The selling stockholders may sell their common stock from time to time in private negotiated transactions. The selling stockholders will offer or sell shares of our common stock at $0.25 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. Should our shares become listed on the OTC Bulletin Board, selling shareholders may then sell shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Our common stock is not currently traded on any exchange or quotation system.

Investing in the common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

 ---------------------------------   ------------   -----------  ---------------
                                     Price to the     Maximum    Proceeds to the
                                        Public        Selling      Company (1)
                                                     Commission
 ---------------------------------   ------------   -----------  ---------------
 Per Share                             $   0.25            0       $   0.25
 ---------------------------------   ------------   -----------  ---------------
 Total 1,000,000 shares of
 common stock                          $250,000            0       $250,000
 ---------------------------------   ------------   -----------  ---------------

 (1) Before deducting expenses related to the offering anticipated to be $10,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is                                         , 2002.
                               ----------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY...........................................................3
------------------
RISK FACTORS.................................................................5
------------
THE OFFERING...............................................................  7
------------
USE OF PROCEEDS..............................................................8
---------------
DILUTION.....................................................................9
--------
MARKET FOR OUR COMMON STOCK.................................................10
---------------------------
DIVIDEND POLICY.............................................................11
---------------
FORWARD-LOOKING STATEMENTS..................................................11
--------------------------
BUSINESS....................................................................11
--------
PROPERTY....................................................................17
--------
MANAGEMENT'S DISCUSSION AND ANALYSIS........................................17
------------------------------------
MANAGEMENT..................................................................20
----------
EXECUTIVE COMPENSATION......................................................21
----------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................22
----------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............23
--------------------------------------------------------------
PLAN OF DISTRIBUTION........................................................23
--------------------
SELLING STOCKHOLDERS........................................................25
--------------------
DESCRIPTION OF SECURITIES...................................................26
-------------------------
LEGAL PROCEEDINGS...........................................................27
-----------------
LEGAL MATTERS...............................................................27
-------------
EXPERTS.....................................................................27
-------
AVAILABLE INFORMATION.......................................................28
---------------------
FINANCIAL STATEMENTS.........................................................1
--------------------

                               PROSPECTUS SUMMARY

This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors." All dollar amounts refer to United States dollars unless otherwise noted.


Our Business

As used in this prospectus, the reference to "we" and "KS E-Media" and the business operations discussed in this prospectus refer to KS E-Media Holdings, Inc.

KS E-Media was formed in February 2002 and commenced operations in April 2002. We are an online retail business that markets unique products to the internet consumer based on the Indian art of love-making known as "kama sutra." "Kama Sutra" is a philosophy of eastern India that blends both the spiritual and physical aspects of human intimacy. Our product line will feature literature, games and compact discs as well as, romantic lotions, fragrances, and beauty products. We plan on becoming a comprehensive online website for niche products targeting the marriage and honeymooner market.

We currently offer two products, a multimedia compact disc called kamasutracd and the "Kama Sutra Love Game." Both products are offered through our fully operational website, www.kamasutracd.com. Our website uses a secure server which provides a secure mode of payments and ensures privacy, easy order fulfillment and prompt delivery. We also offer a 30-day money back guarantee on all our products

We are currently developing our second multimedia compact disc offering which will also be based upon the kama sutra.

We have begun placing banner ads and links on other websites to attract traffic to www.kamasutracd.com. Upon obtaining additional financing, we plan to create strategic placements in search engines such as Yahoo, Google, Alta Vista and MSN Search, as well as placement with major online book sellers such as Amazon.com and Barnes and Noble.

Once sales channels for our current products are established, we plan to seek additional financing for the purpose of acquiring additional product lines and creating specific websites to market them, with the ultimate goal of becoming an on-line shopping mall for niche products in the educational, religious and adult product sectors. However, we have not secured any such additional product lines at this time.

Please refer to "Risk Factors" for a discussion of some of the risks effecting our business and plan of business.

Our  corporate  offices and  operations  are  located at Suite  1400,  1500 West
Georgia Street,  Vancouver,  British  Columbia V6G 2Z6. Our telephone  number is
(604) 806-3680. We have one wholly-owned subsidiary, Kama Sutra Media Ltd., which maintains business offices at our principal business office in Vancouver.

Offering Summary

Selling stockholders are offering for resale up to 380,000 shares of our common stock which they currently own. KS E-Media will not be involved in the offer or sale of these shares other than registering such shares for resale pursuant to this prospectus.

KS E-Media is offering up to 1,000,000 shares of its common stock as summarized below:


Common stock offered by the Company               1,000,000 shares

Common stock outstanding before the offering      2,780,000

Common stock outstanding after the offering       3,780,000 (1)

Offering Price                                    $0.25 per share

Use of proceeds                                   Approximately  $230,000 (after
                                                  expenses)  to further  develop
                                                  and   refine   our    website,
                                                  develop   or    acquire    new
                                                  products,  acquire  inventory,
                                                  market  our  products  and for
                                                  general     working    capital
                                                  purposes.

(1) Assumes the sale of 1,000,000 shares by the Company.




Summary of Consolidated Financial Data

---------------------------------------     ------------------
                                            Seven Months Ended
                                            September 30, 2002
---------------------------------------     ------------------

Revenues                                         $     96
Operating Expenses                                 38,867
Earnings (Loss)                                   (38,810)
Earnings (Loss) Per Share                        $  (0.02)


---------------------------------------     ------------------
                                            Seven Months Ended
                                            September 30, 2002
---------------------------------------     ------------------

Total Assets                                     $ 28,305
Working Capital                                    14,260
Stockholders' Equity (Deficit)                     20,440

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

We  expect  to incur  losses  in the near  future  which  could  jeopardize  our
--------------------------------------------------------------------------------
long-term viability
-------------------

To date, we have not generated any significant revenues from operations and we do not anticipate any significant revenues in the near future. Our net losses are expected to continue through at least the current fiscal year. As a result of our losses and negative cash flows from operations, our ability to continue operations will depend on our ability to generate revenues and the availability of outside financing for working capital. Assuming the sale of all 1,000,000 shares of common stock, the proceeds received will be utilized over the next twelve months as specified in the Section "Use of Proceeds". If we are unable to generate sufficient revenues in the near future to cover our expenses or obtain outside capital to cover operating expenses, we may be unable to establish or maintain business operations.

The Independent Auditor's Report contains a going concern explanation
---------------------------------------------------------------------

Our audited consolidated financial statements for the year ended September 30, 2002 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditor has indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

We have no operating history with which to predict our future performance
-------------------------------------------------------------------------

We are a start-up company and are in the process of setting up our business and website. We have only recently commenced our business operations and have generated minimal revenues. As a result, we have no operating history upon which an evaluation of our future performance can be made. Our prospects must be considered in light of the risks and difficulties encountered by new companies which have not yet established an operating track record. See "Business".


The offering price of $0.25 per share was arbitrarily determined by us and is
-----------------------------------------------------------------------------
not based on any trading market value
-------------------------------------

The price of our common stock offered hereby has been arbitrarily determined by us and bears no relationship to our earnings, book value or any other recognized criteria of value. Our shares are not currently traded on any stock market. Consequently, no established market value for our shares exists. As a result, there is no assurance that shares purchased pursuant to this prospectus can be resold at or above the offering price.


We will need to raise additional capital to finance in order to sustain current
-------------------------------------------------------------------------------
operations
----------

Because we have minimal revenues, we have been required and expect to continue to fund our operating expenses with additional outside capital. We estimate needing approximately $200,000 in the next 24 months to develop products and promote our web-based business. Although we are seeking to raise up to $250,000 in this offering, there is no assurance that this amount or any meaningful amount can be raised in this offering. If we are unable to obtain financing in the amounts and on terms acceptable to us, our business and future success will be adversely affected. Our management has limited experience in raising capital, which may reduce the likelihood of obtaining capital. We currently have no other plans or arrangements to raise capital for our business except for this offering. To date, we have relied on the sale of equity securities to meet our operational and capital requirements. Any future equity financing could result in dilution to our stockholders. Debt financing will result in interest expense and the risk we cannot repay the debt when due.

We will face competition from several established online distributors
---------------------------------------------------------------------

We face significant competition from a number of established online distributors of products based upon the kama sutra. In addition, we will face intense competition from online retailers such as Amazon.com, Borders Books and others which sell books and CD's relating to the kama sutra as well as numerous department store retailers who sell bath and beauty products over the internet. All of these online retailers have large customer bases, name recognition, significant operating histories, and substantially greater financial, technical and marketing resources, than we do.

Our business model is based upon Electronic Commerce
----------------------------------------------------

We plan to sell our products through our website and do not plan to establish a "brick and mortar" store. Although electronic commerce is growing in volume, many businesses have failed to capture the audience required to generate sufficient revenues to support profitable operations. As an exclusively online retailer we rely on one provider to host our website.

Although we have back up facilities for our computer systems, if our website host failed to provide service to our systems, we would be unable to maintain website availability. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause our website to be unavailable could materially adversely affect our business. Furthermore, we will be depending on outside expertise to maintain and expand our website design and capabilities. There is no assurance that website consultants can be retained who will understand the needs of and have the solution for a desirable internet commerce website.


We distribute our products pursuant to two distribution  agreements which can be
--------------------------------------------------------------------------------
terminated at any time.
----------------------

The production and distribution of the Kama Sutra compact discs and the distribution of the Kama Sutra Love Game are pursuant to distribution agreements with the owners of such products. These distribution agreements grant non-exclusive licenses to manufacture (in the use of the CD's) and distribute the CD's and Love Game. Both agreements have no set term and can be terminated at anytime upon notice by one party to the other. Consequently, if the licensors should at any time choose to terminate their respective agreements, we would be unable to continue manufacturing and/or distributing the respective products which would have an adverse affect on our revenues and product goodwill.

You will suffer immediate and substantial dilution
--------------------------------------------------

Purchasers of the common stock offered hereby will suffer immediate and substantial dilution. See "Dilution" below.

There is no  trading  market  for our stock  which  will  limit a  stockholder's
--------------------------------------------------------------------------------
ability to buy and sell our stock
---------------------------------

No trading market currently exists for our common stock and no such market is expected to develop in the near future. Due to this lack of a trading market, stockholders will be limited in their ability to buy or sell our common stock. Consequently, stockholders may not be able to sell their stock in a timely manner or at a price they deem acceptable.

KS E-Media's  President owns a controlling  interest in the company allowing him
--------------------------------------------------------------------------------
to individually determine KS E-Media's future direction
-------------------------------------------------------

KS E-Media's President, Mayur Pandya, currently beneficially owns approximately 86% of the outstanding shares of KS E-Media's common stock and would own over 63% assuming KS E-Media sells all 1,000,000 shares offered in this prospectus. Consequently, he is in a position to control or influence the election of a majority of directors and other matters subject to stockholder vote. See "Security Ownership of Certain Beneficial Owners and Management."


                                  THE OFFERING

We are registering up to 1,000,000 shares of common stock for sale to the public. The common stock will be sold by our sole officer and director Mayur

Pandya, to investors inside and outside the United States. Other than possible reimbursement for out-of-pocket selling costs incurred by the officers and directors in their selling efforts and costs of preparing this prospectus, no commissions or other deductions will be paid from the proceeds raised. There is no minimum number of shares that must be sold on behalf of KS E-Media in order to accept funds and consummate investor purchases.

Determination of offering price
-------------------------------
We have arbitrarily determined the initial public offering price of the shares at $0.25 per share. We considered several factors in such determination. Including the following:

o prevailing market conditions, including the history and prospects for the industry in which we compete;
o        our future prospects; and
o        our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

We are also registering on behalf of selling stockholders, for resale up to 380,000 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus. The shares will be sold at a price of $0.25 per share. KS E-Media will not participate in the resale of shares by selling stockholders.

                                 USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by KS E-Media are estimated to be up to $250,000 based on a public offering price of $0.25 per share. We intend to utilize the estimated proceeds during the twenty-four month period following this offering for the following purposes:

  ---------------------------------------   ---------------    ----------------
                                            50% of Maximum     Maximum Offering
                                            Offering Amount         Amount
  ---------------------------------------   ---------------    ----------------
  Total Proceeds                              $125,000                 $250,000
  Legal and Accounting Costs of Offering       $20,000                  $25,000

  Net Proceeds from Offering                  $105,000                 $225,000
  Use of Net Proceeds
           Website Development                 $25,000                  $50,000
           Product Development                 $20,000                  $30,000
           Purchase Inventory                  $15,000                  $45,000
           Marketing and Advertising           $35,000                  $75,000
           Working Capital (1)                 $10,000                  $25,000
  ---------------------------------------   ---------------    ----------------
  --------------
  (1) Working Capital includes expenditures for hiring new employees, acquiring new office and warehouse space and repaying debt. Working capital will also be used to pay various ongoing operating expenses.

The above table assumes the sale of either 500,000 or 1,000,000 shares of common stock being offered by KS E-Media. If less than all the shares are sold, the allocation of net proceeds would be approximately as follows:

         Website development                25%
         Product development                20%
         Purchase of inventory              15%
         Marketing and advertising          30%
         Working capital                    10%

Although the above table sets forth management's expected use of proceeds, management may adjust the allocation of proceeds to the uses set forth above based upon the amount of actual proceeds received and the operational needs of KS E-Media.

We will not receive any proceeds from the sale of the shares by the selling stockholders.


                                    DILUTION

Our book value per share, as of September 30, 2002 was $0.007 per share. Without taking into account any changes in our book value after September 30, 2002 and giving effect to the sale by KS E-Media of 1,000,000 shares of common stock offered hereby (after deducting estimated offering expenses payable by KS
E-Media) the pro forma book value at September 30, 2002, would have been approximately $260,440 or $0.07 per share. This amount represents an immediate dilution to new investors of $0.18 per share. The following table illustrates this dilution per share:

            Public offering price per share                              $0.25
                Book Value per share at September 30, 2002               $0.007
                Book value per share after offering                      $0.07
            Increase per share attributable to existing stockholders     $0.063
            Dilution per share to new investors                          $0.18

The following table sets forth, as of September 30, 2002, the number of shares of common stock outstanding and the percentage of shares of common stock held by the existing stockholders and by the investors purchasing shares of common stock in this offering:

                                                      Shares Purchased
                                                Number                Percent
                                            -------------          -------------
          Existing Stockholders               2,780,000                 73.5%
          New investors                       1,000,000                 26.5%
                                            -------------          -------------

          Total                               3,780,000                100.00%
                                            =============          =============

                           MARKET FOR OUR COMMON STOCK

Our common stock is not quoted on any exchange and there is no public trading market.

As of September 30, 2002 we had 2,780,000 issued and outstanding shares of common stock and 20 stockholders of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock. Of the 2,780,000 shares of common stock outstanding, none of these shares are eligible for resale pursuant to Rule 144 of the 1933 Act as they have been held for less than one year. Except for the shares being registered in this prospectus, we do not have any current intention or obligation to register any additional shares of common stock for sale.

There is no public market for our common stock. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission ("SEC"), which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors in this offering, even if a market for our shares ever develops, may find it difficult to sell their shares.

The provisions in our Certificate of Incorporation allow our board of directors to issue preferred stock with rights, preferences and privileges superior to our common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to stockholders generally. It would have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if such transactions are not favoured by our management. There are no shares of preferred stock outstanding, and there are no current plans, arrangements, commitments or undertakings to issue any preferred stock. However, the board of directors has the authority to issue shares of preferred stock at any time up to the amount authorized in our Certificate of Incorporation.

                                 DIVIDEND POLICY

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks identified in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.


                                    BUSINESS

Corporate History
-----------------
We were incorporated in the State of Delaware on February 28, 2002. On that date we issued 2,400,000 shares of our Common Stock to our founder, Dr. Mayur Pandya, for $7,500.

On February 28, 2002, we entered into a consulting agreement with Big Sky Management Ltd. pursuant to which we agreed to pay Big Sky Management Ltd. $1,500 per month for financial consulting services in connection with our organization and initial operations. Big Sky has agreed to accrue payment of their fees until we raise sufficient capital and/or generate sufficient revenues to pay such fees.

On April 1, 2002 we entered into a Share Purchase Agreement with Skala International Enterprises Inc. ("Skala") and Mahase Bahadoorsingh to purchase all of the issued and outstanding common shares of Kama Sutra Media Ltd., a British Columbia company ("KSM"). As consideration for the shares of KSM we issued an unsecured demand promissory note in the amount of CDN$25,000 (approximately US$16,000) to Skala. KSM was incorporated under the laws of the Province of British Columbia on March 6, 2002 as a wholly-owned subsidiary of

Skala. Skala is in turn wholly-owed by Mr. Bahadoorsingh, a Vancouver based businessman.

KSM was formed to acquire certain assets which Skala had developed for the purpose of marketing games and compact discs based on the Indian art of love-making known as kama sutra. These assets included the game and compact disc referred to above which Skala held in inventory, as well as a distribution agreement dated May 19, 2001 between Skala and Amit Raheja relating to the production and distribution of the Kama Sutra CD. The distribution agreement had been assigned to KSM on March 13, 2002. The Kama Sutra Love Game is distributed pursuant to an oral non-exclusive agreement with the game's Italian manufacturer. Both distribution agreements may be terminated unilaterally at any time.

In consideration for the assets referred to above, KSM issued 25,000 shares of its common stock valued at CDN$25,000 (approximately US$16,000) to Skala, becoming a wholly-owned subsidiary of Skala. The value of CDN$25,000 reflects the costs incurred by Skala of approximately $16,000 in developing these assets. The transfer of the assets referred to above was completed under a Bill of Sale and an Assignment Agreement dated March 13, 2002 between KSM and Skala. The purpose of the asset transfer was to isolate the assets in question from other business activities conducted by Skala to allow for their sale to us.

Following the organization of KSM's affairs by Skala, we purchased all 25,000 outstanding shares of KSM from Skala pursuant to the terms of the Share Purchase Agreement referred to above. As a result of the stock purchase, KSM became a wholly-owned subsidiary of KS E-Media.

Also, as a result of the stock purchase, on April 1, 2002, Mahase Bahadoorsingh resigned as the sole director and officer of KSM and Mayur Pandya was appointed as the sole director and officer of KSM in his place.

On April 26, 2002 we issued 300,000 shares of our common stock to three investors for gross proceeds of $30,000. These proceeds were used to repay the outstanding promissory note referred to above and to pay for other start-up expenses and web site development expenses.

On September 25, 2002 we issued 80,000 shares of our common stock to 16 investors for gross proceeds of $20,000. These proceeds were used to pay for additional start-up expenses and web site development expenses.

Industry Overview
-----------------
According to Naughty Linx, an online index (www.naughty.com) maintained by JMR Creations of Boston, the Internet hosts some 28,000 adult-oriented sites, about half of which are profitable. Most commercial adult-oriented sites are unsophisticated operations that collect a penny or two for each click on an ad banner. The major factors contributing to the profitability of adult-oriented sites has been anonymity of the consumer, significant demand, the ease of content building and cost effectiveness of providing the service. This forms one end of the industry spectrum.

On the other end is the existence of numerous multimedia companies involved in the production of computer games and educational software with professionally designed content catering to the more 'typical' needs of the general public. In addition, there are many online retailers such as Amazon.com and Barnes &
Noble.com which offer general content books, CDs, videos, etc. over the internet. E-commerce is experiencing a significant upward trend with spending on non-travel goods and services increasing 38% over the comparable periods of last year according to measurement and analysis firm ComScore Networks. According to comparison shopping site BizRate.com, the top sales categories for 2002 are computer hardware, electronics, entertainment apparel and toys and games.

KS E-Media believes this data supports its internet marketing strategies. The Kama Sutra CD and the Kama Sutra Love Game fall within the entertainment and games categories, respectively, both of which are categories receiving significant internet business.

We intend to position ourselves in between these two ends of the spectrum. In this respect we would provide original value-added products for the 18 years and older, newlywed and honeymooner market while at the same time offering products that would be appealing to any one wishing to enrich his or her intimate relationship. We do not intend to market to nor would our products be appealing to customers with mere prurient interests.

Ultimately, we intend to develop a comprehensive range of products that will establish our website as the main source of products based upon the Kama Sutra and the enhancement of individuals' intimate relationships.

Business of KS E-Media
----------------------
We intend to utilize the internet in order to create a comprehensive on-line shopping mall providing original, value-added products via our website. Our target market will be the young married and honeymooner market which we believe is currently being underserved. We intend to focus on educational, religious and adult theme multimedia products for this niche group. Ultimately, we intend to develop a comprehensive range of products that will establish our website as a main source of products based upon the kama sutra as well as products of interest to our niche marketing group.

The initial website that we will showcase is kamasutracd.com. This is a website offering sophisticated products and services for an adult target market, specifically newlyweds and honeymooners. Products will include games, multimedia compact discs, DVDs, books and magazines based on the secret art of love-making from ancient India known as kama sutra. This website became fully functional in January 2002 and provides a secure server and a private and easy ordering system. The first cd offering in a kama sutra based game are in inventory and are currently being offered for sale to the public.

We will continue to evaluate distributorship relationships with other suppliers of the kama sutra themed products. Such strategic alliances could include other existing websites as well as national bookstore chains such as Amazon.com to capitalize on their extensive market reach.

We will also be evaluating expanded products and services which could include other media such as books and DVDs as well as lotions, fragrances, candles which would be marketed as kama sutra themed products.

The website and products are currently placed on over thirty (30) internet search engines.

We believe that an important trend merging in the marriage/honeymoon sector is the need for partners to stimulate relationships in newer yet time tested ways. We believe the teachings of kama sutra will fill this need by elevating that basic human sexuality to a higher level based upon the ancient esoteric art form of kama sutra.

Our wholly-owned subsidiary KMS is party to a Distribution Agreement dated May 19, 2001 (as amended February 21, 2002) with Amit Raheja of Bombay, India, pursuant to which KMS has been granted the right to manufacture and distribute the kama sutra multimedia compact disc referred to above.

Principal Products or Services
------------------------------
Currently the two products offered through our website are:

o Kama Sutra CD: This CD has been professionally made offering a multimedia (both visual and audio) experience helping couples discover the erotic secrets of tantric lovemaking. This CD introduces the secret religion of love known as kama sutra. The CD sells for $19.95.

o Kama Sutra Love Game: This stimulating erotic game is fun for one couple or for several couples. Throw the dice and the creativity begins. The Game can offer hours of fun and excitement for the players. The game sells for $19.99.

The Kama Sutra CD and Kama Sutra Love Game are intended for purchasers 18 years of age and older and a representation of age will be part of the ordering process.

We are also developing a future product line-up which would include lotions, oils, love potions, exotic kama sutra gourmet chocolates and exotic kama sutra candles. All of our products will include a 30-day money-back guarantee if the customer is not satisfied with the purchase. We are also developing a second multimedia compact disc offering which will also be based upon the spiritual and sexual enrichment of the kama sutra.

Upon funding of this offering, we intend to assemble a product development team. This team will attempt to develop original and proprietary products for sale on our website.

Marketing
---------
Our business plan involves selling our products on our website as well as listing our products for sale with established distributors of multimedia products. In order to generate revenues, we plan to advertise our products through traditional print advertisements as well Internet banners and hyperlinks.

We have begun placing banner ads and links on other websites to attract traffic to www.kamasutracd.com. Upon obtaining additional financing, we plan to create strategic placements in search engines such as Yahoo, Google, Alta Vista and MSN Search.

Once sales channels for our current products are established, we plan to seek additional financing for the purpose of acquiring additional product lines and creating specific websites to market them, with the ultimate goal of becoming a comprehensive on-line shopping mall for niche products in the educational, religious and adult product sectors. However, we have not secured any such additional product lines at this time. Please refer to "Risk Factors" for a discussion of some of the risks effecting our business and plan of business.

We have placed our products on internet auction sites such as Ebay.com and Ebay.ca. We are hoping that this brings the necessary exposure to the product for the people who use EBay as a purchasing site.

As an integral part of our marketing program, we will attempt to have our products carried by national retail stores which offer books, music, CDs and videos, DVDs, toys and games through the internet. Some of these national stores would include Amazon.com, Barnes & Noble, Borders Books and Indigo Books and Music, Inc. the latter of which is headquartered in Canada. These established e-tailers have extensive search and categorization systems which allow one to find the products that we will offer via these sites. While we have made preliminary inquiries with these companies with regard to the process for listing products on their websites, we have not reached any agreement or distribution arrangement with any of these retail chains. There is no assurance that any of these national chain stores will agree to list any of KS E-Media's products.

We will also consider using outside commissioned sales people to distribute our products. If utilized, such sales agents would probably be located in or around Vancouver, BC where we maintain our corporate offices. At this time there are no agreements or understandings between us and any such sales agents.

Marketing will also be in the form of print media such as advertisements in selected regional newspapers.

Our planned marketing campaign will be conducted through the internet via search engine placement, with, when funding permits, a programming team updating search engines and adding website partners.

Competition
-----------
Our   principal   sources  of   competition   include   Trastulli   &  Balochhi,
Kamasutrastore.com, The Kama Sutra Company, Tantra.com and Honeydust.com.

Trastulli & Balochhi, based in Italy, are the original inventors and manufacturers of the Kama Sutra Love Game currently being marketed by our website. They have distributors in four European countries and are seeking distributors in other countries. While their market share is not known it is believed that they are concentrating their marketing strategy on the strength of their proprietary product - the Kama Sutra Love Game. Trastulli & Balochhi have no exclusive distributors in North America. We are marketing the Kama Sutra Love Game pursuant to a non-exclusive license acquired from Trastulli & Balochhi.

Kamasutrastore.com offers a spectrum of products under the Kama Sutra label. These products include oils, soaps and aromatherapy products that are artistically labeled with East Indian paintings depicting scenes from Khajurao temple. These are not exclusive products and are also marketed by other websites at about the same prices. However, Kamasutrastore.com does not currently offer any multimedia products, books or videos on the subject of Kama Sutra.

The Kama Sutra Company, located in Westlake Village, CA, sells oils and body care products and may eventually enter into a line of multimedia products. The Kama Sutra Company offers a selection of romantic, sensual items but sell the same line of products as kamasutrastore.com, dealing mostly in aromatherapy and beauty products rather than any instructive CDs and books.

Tantra.com, is located in Sebastopol, CA. They carry third party Kama Sutra media products as well as creams, CDs, sound tracks and toys and love props.

Honeydust.com also offers items based on the Kama Sutra, and their main product lineup includes aromatherapy candles, bath salts, luxury bath gel, treasures of the sea, massage cream, gifts, honey dust with feather flower, weekender sets, body oils and massage oil gift packs.

We also compete with the national book chains such as Amazon.com and Barnes & Noble which carry a variety of CD's and/or books relating to Kama Sutra.

All of the above competitors have established web-based businesses and most have greater name recognition and financial resources than we do. As a result, these competitors have been able to establish significant market shares. Our inability to generate awareness of our web-based business and establish competitive advantages in the sexuality enhancement marketplace would have a material adverse effect on our operations and profitability.


Intellectual Property, Government Approvals and Regulation
----------------------------------------------------------
Our trade name, web site designs and business plan are not protected by any patents or copyrights. Our website domain name is registered with Domains.com and our website is maintained by eGlobal Markets Inc. There is no assurance that other pre-existing websites could not challenge our domain name or trade name and require us to either change our domain and trade names or pay a royalty for their continued use. We are not subject to government regulation nor do we require any government approvals in either Canada or the United States to offer kama sutra products or services via the Internet to our customers. We may be subject to regulations in the future if state or federal agencies choose to impose regulations applicable to the Internet.

We  currently   market  our  products   pursuant  to  two   distribution/license
agreements. These license agreements are non-exclusive, have no set term and can be terminated by either party at any time.

Research and Development Expenditures
-------------------------------------
We spent approximately $650 during the first seven months of operation for website research and development.

Employees
---------
We do not have any full-time employees. We have one part-time employee, Mayur Pandya, who is our sole officer and director. Mr. Pandya is involved in other business activities and acts as officer on a part-time basis as needed. Hiring of other management, staff and consultants will occur incrementally as funds become available and the need arises. We have no collective bargaining agreement or employment agreements in existence.


                                    PROPERTY

Our corporate and operational offices are located at Suite 1400, 1500 West Georgia Street, Vancouver, British Columbia, Canada V6G 2Z6 where we lease office space under a month-to-month lease at a rental rate of $150 a month. Rent for the seven months from March to September of 2002 was donated by the president of KS E-Media. As of October, 2002, KS E-Media has commenced paying the monthly rent for this office space. We believe this space is sufficient at this time and plans to move to expanded office space are contingent upon completion of this offering and hiring of full-time employees. We do not own any real or personal property.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

General
-------
The following discussion may contain forward-looking statements and projections. Because these forward-looking statements and projections are based on a number of assumptions and are subject to significant uncertainties and contingencies, many of which are beyond our control, there is no assurance that they will be realized, and actual results may vary significantly from those shown.

Plan of Operations
------------------
We were incorporated in the State of Delaware on February 28, 2000. Since inception, we have relied on equity financings to fund our operations. Funds required to finance our Internet services, product inventory, marketing efforts and ongoing business have come primarily from debt and equity financing. We have not generated any significant operating revenues to date. The proceeds from this offering as well as future financings will be necessary to meet our anticipated working capital needs during the current fiscal year. Potential sources of additional capital include private placements with institutional investors and/or additional public offerings of our common stock.

Our plan of business encompasses the following steps.

   o     Raise capital of up to $250,000 through the sale of equity securities.

   o During the next four months develop and refine our website including expending approximately $50,000 to increase our internet presence through placements on search engines such as Yahoo.com. .

   o By the end of the current fiscal year (September 30, 2003), hire and train one or more additional sales staff at an estimated cost of $30,000.

   o     Retain independent sales agents for the distribution of our products.

   o     Pay estimated consulting fees of $10,000.

   o Product development and the purchase of new products estimated to be $75,000.

If less than all the Shares offered by the Company are sold, the Company will allocate net proceeds in approximately the percentages referred to on page 9 above.

All of the above milestones are expected to be financed primarily from the proceeds of this offering and to a lesser extent by operating revenues and other outside capital investment.

We have made initial progress in implementing our business plan. Our website, www.kamasutracd.com became active in January of 2002. We have also received our first internet orders in April of 2002 which prove that the site is working and processing orders.

We will face considerable risks in each step of our business plan, such as the inability to raise the additional capital necessary to properly market our products. Other anticipated challenges include finding and retaining necessary employees and sales agents, meeting existing competitive pressures, reaching and motivating our target markets and the change in technological formats from CD Rom to DVD.

We hope to begin generating significant revenues from operations in early 2003 but we do not anticipate generating positive cash flow during the current fiscal year of operations. We anticipate obtaining the capital which we will require to fund operations and growth through a combination of debt and equity financing. We anticipate that in the next 24 months, we will need approximately $250,000 to establish and promote our web-based business. Consequently, if we raise the maximum proceeds in this offering ($250,000), we would expect to have sufficient funds to meet cash requirements for the next 24 months. If we raise only 50% of the maximum proceeds ($125,000), we would expect to have sufficient funds to meet cash requirements for the next 10-12 months assuming a program of reduced capital expenditures would be implemented. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any other source to provide additional capital.

If lesser amounts of proceeds are realized from this offering, we would curtail print advertising expenditures and delay the hiring of full-time staff and securing larger office space. We will be forced to rely on our existing cash in the bank and funds loaned by management if insufficient investment capital threatens our ongoing operations. Our management has no formal commitments or arrangements to advance or loan funds to us. In such a restricted cash flow scenario, we would be unable to complete our business plan, and would, instead, delay all cash intensive activities. Without necessary cash flow, we would be able to sustain only limited operations until such time as necessary funds can be raised or revenues generated.

Results of Operation
--------------------

Seven Month period from inception to September 30, 2002
-------------------------------------------------------
We have commenced operations but have received only $96 of revenues through September 30, 2002. Start-up expenses of $38,867 were incurred in the seven month period ended September 30, 2002. Professional and consulting fees represented $31,178 of these start-up expenses as we are using outside consultants in such areas as legal, accounting, web design and marketing in developing our business. Consulting fees include $7,500 paid to Mr. Pandya and $6,420 of accrued fees owed to Big Sky Management. Included in operating expenses in the period is $1,750 of rent donated by the Company's President.

We incurred a net loss of $38,810 during the seven month period from inception to September 30, 2002.

Prior to our acquisition of assets from Skala in April 1, 2002, the business of KSM had not yet commenced and no revenues had been generated.

Liquidity and Capital Resources
-------------------------------
We have incurred losses since the inception of our business (February 28, 2002), and, as of September 30, 2002, we have an accumulated deficit of $38,810. At September 30, 2002, we had cash and cash equivalents of $13,104 and net working capital of $14,260.

To date, we have funded our operations through a combination of short-term debt and the issuance of common stock. During the first seven month period from inception to September 30, 2002, we have raised $57,500 from the sale of 2,780,000 shares of common stock through private placement channels. We also realized $1,750 of donated rent from a related party.

We expect our expenses will continue to increase during the foreseeable future as a result of increased marketing expenses and the enhancement of our website. We are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which may have a material adverse effect on our anticipated results from operations and financial condition. Alternatively, we may seek interim financing in the form of bank loans, private placement of debt or equity securities, or some combination of these. Such interim financing may not be available in the amounts or at the times when we require, and will likely not be on terms favourable to us.

                                   MANAGEMENT

Directors and Executive Officers
--------------------------------
Our director and executive officer, and his age and positions, and duration as such, are as follows:

Name                         Position                  Age       Director Since
------------------     ----------------------------    ---     -----------------
Mayur Pandya           President, Secretary, CEO,      42      February 28, 2002
                       Treasurer and Director

Business Experience
-------------------
The following is information on the business experience of our officer and director.

Mayur Pandya is the sole employee, officer and director of KS E-Media. Mr. Pandya also serves as the sole officer and director of Kama Sutra, our wholly-owned subsidiary. Since April 1, 2002 Mr. Pandya has been a manager for London Drugs. In this capacity Mr. Pandya is responsible for managing the day-to-day operations of a large retail facility. From December 1999 to April 2002, he provided a wide rage of retail management services to 7-Eleven Canada including operations, multi-unit supervision and management training. From January 1994 to June 1999 Mr. Pandya was retail operations manager for the clothier Gianni Versace in Los Angeles, CA where he was responsible for sales management, customer service and recruiting for retail and warehouse facilities. Mr. Pandya holds a Ph.D. in Banking Systems from S.S.S. Institute of Higher Learning in Bangalore, India and a Masters Degree in Commerce from Bangalore University in India.

Mr. Pandya was born and raised in India where his parents and teachers emphasized the traditional values and pride in India's ancient culture. One of the ancient teachings of India in which he had taken particular interest is the Science of Kama Sutra. Mr. Pandya intends to promote the true meaning of Kama Sutra by creating products that emphasize the aesthetic and spiritual aspects of the ancient art of Kama Sutra and how they enrich the physical intimacy between couples.

Mr. Pandya will continue as a part-time employee although he intends to devote substantial time to the business of KS E-Media. He intends to become a full-time employee of KS E-Media and commence drawing a salary at such time as our operations and cash flow may justify such charge.

Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the last two complete fiscal years. No other officers or directors received annual compensation in excess of $100,000 during the last two complete fiscal years.

                           Summary Compensation Table


                            Annual Compensation                             Long Term Compensation
                    --------------------------------------------   ----------------------------------------
                                                                             Awards              Payout
------------------- --------- --------- --------- --------------   ------------ -------------- ------------ ----------------
                                                   Other Annual    Restricted    Securities                    All Other
                                        Bonus      Compensation       Stock      Underlying       LTIP       Compensation
                      Year     Salary     ($)           ($)         Award(s)     Options (#)   Payout ($)         ($)
------------------- --------- --------- --------- ---------------  ------------ -------------- ------------ ----------------
Mayur Pandya        2002(1)    - 0 -     - 0 -      - $7,500 -        - 0 -         - 0 -         - 0 -          - 0 -
CEO

---------------------------------------------------
(1) For the period February 28, 2002 to September 30, 2002

A consulting fee of $7,500 has been paid to Mr. Pandya for his services provided and his involvement in the set up and organization of KS E-Media. Other than this fee, we do not pay any executive compensation at present. Until a monthly salary, expected to be no more than $3,500 per month, can be sustained by KS E-Media from operating cash flow, Mr. Pandya will continue to provide his services without compensation on a part-time basis until funds are available to do so.

Employment/Consulting Agreements
--------------------------------
We do not have any employment agreements.

We have entered into a consulting agreement with Big Sky Management Ltd. of Vancouver, British Columbia dated February 28, 2002 pursuant to which we have retained Big Sky Management Ltd. to serve as our financial consultant in connection with our organization and financing. We have agreed to pay Big Sky Management Ltd. the sum of $1,500 per month. This consulting agreement may be terminated by either party with 30 days notice. We have also agreed to reimburse Big Sky Management Ltd. for all out of pocket expenses incurred by it. By letter dated December 5, 2002, Big Sky Management agreed to defer payments of its monthly consulting fee and be paid out of the proceeds of this offering.

Stock Option Plan
-----------------
We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans
----------------------------------------------------------
We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's Compensation
-----------------------
At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

Limitation of liability and indemnification matters
---------------------------------------------------
The General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article XIII of our Certificate of Incorporation states that we may provide indemnification of our agents, including our officers and directors to the maximum extent permitted by the Delaware Corporation Law. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our sole director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Should a transaction, proposed transaction, or series of transactions involve an officer or director of KS E-Media or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a "related entity") of the then outstanding voting stock, the transaction must be approved by the unanimous consent of our board of directors. In the event a member of the board of directors is a related party, that member will abstain from the vote unless such member is the sole director.

We have issued shares of our common stock or approved the sale of our common stock to the following persons during the past two years, who, at the time of issuance, were affiliated with us:

  --------------  ----------------  ----------------  -----------  -------------
  Name            Date of Issuance  Number of Shares  Share Value  Consideration
  --------------  ----------------  ----------------  -----------  -------------

  Mayur Pandya         02/02            2,400,000        $7,500         Cash


Mahase Bahadoorsingh was responsible for initially establishing the business now being conducted by KS E-Media through its wholly-owned subsidiary KSM. Consequently, Mr. Bahadoorsingh could be deemed a promoter of KS E-Media. Mr. Bahadoorsingh originally established the Kama Sutra business by acquiring certain inventory and licenses to distribute the kama sutra cd and game in May, 2001. These assets were placed in KSM, a subsidiary of Skala which is owned by Mr. Bahadoorsingh. Due to lack of time to commit to the development of the kama sutra business, Mr. Bahadoorsingh sold ownership of KSM including the license and inventory to KS E-Media in April, 2002. Mr. Bahadoorsingh invested a total of approximately $15,800 in the Kama Sutra business. He sold the business to KS E-Media for CDN $25,000 (approximately US $16,000) represented by a Demand Promissory Note bearing interest at 10% per annum. This Promissory Note was paid in full on June 7, 2002. Upon the sale of ownership of KSM, in April, 2002, Mr. Bahadoorsingh resigned his positions as the sole officer and director of KSM and has had no involvement with KSM or KS E-Media since that time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date hereof, information with respect to those persons owning beneficially 5% or more of our outstanding common stock and the number and percentage of outstanding shares owned by each of our director and officer and by our officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                     Shares of Common Stock    Percent of Class

Mayur Pandya                                2,400,000                86%
#14-10920 Springmont Drive
Richmond, BC V7E 3S5

All Officer and Directors as a Group        2,400,000                86%
           (1 Individual)


                              PLAN OF DISTRIBUTION

We are offering up to 1,000,000 shares of our common stock at $0.25 per share. The common stock will be sold through our sole officer and director, Mayur Pandya to investors located both inside and outside the United States. Our shares will be sold on a "best efforts" basis with no minimum amount of common stock that we must sell in order to accept purchasers. No commissions are being paid in connection with the offering. Expenses related to the offering are estimated to be $25,000 which will be paid by us from the proceeds of this offering.

In addition, the selling stockholders may, from time to time, sell up to 380,000 shares of common stock which they own. The selling stockholders may sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at $0.25 per share. Unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. If our shares become listed on the OTC Bulletin Board, selling stock holders may then sell their shares at prevailing market prices or privately negotiated prices.

The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (c)      privately negotiated transactions; and

         (d)      a combination of any aforementioned methods of sale.

Mayur Pandya will be offering the shares of common stock being offered by KS E-Media. Mr. Pandya is not a registered broker-dealer but will be offering the KS E-Media shares pursuant to an exemption from such broker-dealer registration pursuant to Rule 3 a 4-1 of the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Pandya will receive no selling commissions or other remuneration in conjunction with his offering of the shares on behalf of KS E-Media. The offering of shares by the selling stockholders will run concurrently with the offering of shares on behalf of KS E-Media. In this regard, the selling shareholders, will be competing with KS E-Media for the sale of shares.

Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholders are subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for KS E-Media's common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling stockholders must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of KS E-Media's common stock in connection with the stock offered pursuant to this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers, or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. The selling stockholders are advised to ensure that any brokers, dealers or agents affecting transactions on behalf of the stockholders are registered to sell securities in such states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All expenses of the registration statement estimated to be $20,000-$25,000 including but not limited to, legal, accounting, printing and mailing fees have or will be paid by us. We have agreed to pay the incremental costs of including the selling stockholders' shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.


                              SELLING STOCKHOLDERS

Set forth below is a list of all stockholders who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling stockholder prior to the offering. The common shares beneficially owned following the offering column assumes all shares registered hereby are resold by the selling stockholder.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

----------------------------   ------------------------------  ------------------   ------------------------------
                                           Common Stock         Number of Common            Common Shares
                                        Owned Beneficially       Shares Offered          Beneficially Owned
    Name of Stockholder                 Prior to Offering            Hereby            Following the Offering
----------------------------   ------------------------------  ------------------   ------------------------------
                                    No. of Shares         %                               No. of Shares        %
                                        Owned                                                 Owned
----------------------------   ----------------- ------------  ------------------   -------------------- ---------
Bijay Ram Singh                         4,000            -(1)            4,000                  --            --
Darren Bell                             4,000            -(1)            4,000                  --            --
Daniel Burns                            8,000            -(1)            8,000                  --            --
Frank Chan                              8,000            -(1)            8,000                  --            --
Frank Ciccone                           4,000            -(1)            4,000                  --            --
Joseph Ciccone                          4,000            -(1)            4,000                  --            --
Daymon Eng                              4,000            -(1)            4,000                  --            --
Tammy Hughes                            4,000            -(1)            4,000                  --            --
Yashin Jiwa                             4,000            -(1)            4,000                  --            --
Kris Koonar                             4,000            -(1)            4,000                  --            --
Sarj Koonar                             4,000            -(1)            4,000                  --            --
Charanjit S. Manhas                     6,000            -(1)            6,000                  --            --
Pritpal S. Minhas                       6,000            -(1)            6,000                  --            --
Nancy Murphy                            8,000            -(1)            8,000                  --            --
Simone Riske                            4,000            -(1)            4,000                  --            --
Peter Sanders                           4,000            -(1)            4,000                  --            --
Loretta Fong                          125,000          4.496%          125,000                  --            --
Siobhan Messinger                      75,000          2.697%           75,000                  --            --
Julie Ann Choy                        100,000          3.597%          100,000                  --            --
----------------------------   ----------------- ------------  ------------------   -------------------- ---------
Totals                                380,000                          380,000

(1) Less than one percent.


                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.0001 par value. As of November 29, 2002, there were 2,780,000 shares of common stock outstanding and no preferred stock outstanding.

Common Stock
------------
Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to our stockholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding common stock can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have pre-emptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.


Preferred Stock
---------------
Our Certificate of Incorporation provides that our board of directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As our board of directors has authority to establish the terms of, and to issue, the preferred stock without stockholder approval, the preferred stock could be issued to defend against any attempted takeover of us. The relative rights and privileges of holders of common stock may be adversely affected by the rights of holders of any series of preferred stock which KS E-Media may designate and issue in the future.

Options and Warrants
--------------------
We have not yet issued any options, warrants or other rights to acquire our securities.

Transfer Agent and Registrar
----------------------------
The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.


                                LEGAL PROCEEDINGS

We are not a party to any pending or threatened legal proceeding.


                                  LEGAL MATTERS

The validity of the shares of common stock offered by us and the selling stockholders will be passed upon by the law firm of Weintraub Genshlea Chediak Sproul, Sacramento, California.


                                     EXPERTS

Our consolidated balance sheets as of September 30, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the seven months ended September 30, 2002, have been included herein in reliance on the report of Manning Elliott, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2, together with all amendments and exhibits, with the Securities and Exchange Commission ("SEC").
This prospectus,  which forms a part of that  registration  statement,  does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W. in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS



Our financial statements are filed as follows:

Independent Auditor's Report                                               31

Consolidated Balance Sheet as of September 30, 2002                        32

Consolidated Statement of Operations for the seven months
    ended September 30, 2002 (audited)                                     33

Consolidated Statement of Stockholders' Equity for the seven months
    ended September 30, 2002                                               34

Consolidated Statement of Cash Flows for the seven months
    ended September 30, 2002                                               35

Notes to the Consolidated Financial Statements                             36

M A N N I N G   E L L I O T         11th floor, 1050 West Pender Street
   CHARTERED ACCOUNTANTS            Vancouver, BC, Canada, V6E 3S7
                                    Phone 604.714.3600  Fax 604.714.3669
                                    Web: manningelliot.com



                          Independent Auditor's Report

To the Board of Directors and Stockholders of KS E-Media Holdings, Inc.

We have audited the accompanying balance sheets of KS E-Media Holdings, Inc. (A Development Stage Company) as of September 30, 2002 and the related statements of operations, cash flows and stockholders' equity accumulated for the period from February 28, 2002 (Date of Inception) to September 30, 2002 and the year ended September 30, 2002 and the period from February 28, 2002 (Date of Inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of KS E-Media Holdings, Inc. (A Development Stage Company), as of September 30, 2002, and the results of its operations and its cash flows accumulated for the period from February 28, 2002 (Date of Inception) to September 30, 2002 and the years ended September 30, 2002 and the period from February 28, 2002 (Date of Inception) to September 30, 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or profitable operations since inception and will need equity financing to begin realizing upon its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


CHARTERED ACCOUNTANTS

Vancouver, B.C., Canada

October 10, 2002

KS E-Media Holdings, Inc.
(A Development Stage Company)
Consolidated Balance Sheet
(Expressed in US Dollars)
                                                                   September 30,
Assets                                                                  2002
                                                                          $
Current Assets
   Cash                                                                  13,104
   Accounts receivable                                                       47
   Inventory                                                              5,274
   Prepaid expense                                                        3,700
------------------------------------------------------------------      -------
Total Current Assets                                                     22,125

Website (Note 4)                                                          3,777

License (Note 5)                                                          2,403
------------------------------------------------------------------      -------
Total Assets                                                             28,305
==================================================================      =======

Liabilities and Stockholders' Equity

Current Liabilities

   Accounts payable                                                       6,865
   Accrued liabilities                                                    1,000
------------------------------------------------------------------      -------
Total Liabilities                                                         7,865
------------------------------------------------------------------      -------

Stockholders' Equity

Preferred Stock   -  5,000,000 shares authorized; par
                     value of $0.0001; none issued                         --

Common Stock      -  30,000,000 shares authorized; par
                     value of $0.0001; 2,780,000 issued                     278


Paid-in Capital                                                          57,222

Donated Capital (Note 6)                                                  1,750
------------------------------------------------------------------      -------
                                                                         59,250

Deficit Accumulated During the Development Stage                        (38,810)
------------------------------------------------------------------      -------
Total Stockholders' Equity                                               20,440
------------------------------------------------------------------      -------
Total Liabilities and Stockholders' Equity                               28,305
==================================================================      =======

Contingency (Note 1)

   (The accompanying notes are an integral part of these financial statements)

KS E-Media Holdings, Inc.
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US Dollars)

                                                                      From
                                                               February 28, 2002
                                                             (Date of Inception)
                                                               to September 30,
                                                                      2002
                                                                        $

Revenue                                                                      96

Cost of Goods Sold                                                           39
------------------------------------------------------------------   ----------

Gross Profit                                                                 57
------------------------------------------------------------------   ----------

Expenses

  Accounting and legal                                                   11,952
  Advertising and marketing                                                 350
  Amortization                                                            1,235
  Bank charges and interest                                                 726
  Consulting                                                             19,226
  Donated rent (Note 6)                                                   1,750
  Foreign exchange                                                        1,389
  Office                                                                  1,192
  Organization                                                              756
  Regulatory                                                                291
------------------------------------------------------------------   ----------


Total expenses                                                           38,867
------------------------------------------------------------------   ----------

Net Loss For The Period                                                 (38,810)

Deficit - Beginning of Period                                              --
------------------------------------------------------------------   ----------

Deficit - End of Period                                                 (38,810)
==================================================================   ==========

Basic Net Loss Per Share                                                   (.02)
==================================================================   ==========

Weighted Average Shares Outstanding                                   2,507,000
==================================================================   ==========

(Diluted loss per share has not been presented as the result is anti-dilutive)

   (The accompanying notes are an integral part of these financial statements)

KS E-Media Holdings, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
(Expressed in US Dollars)


                                                                                                        Deficit
                                                                                                      Accumulated
                                                                                                   From February 28,
                                                                                                          2002
                                                                                    Additional    (Date of Inception)
                                                                Common Stock          Paid-in       to September 30,
                                                           Shares         Amount      Capital             2002
                                                              #             $            $                 $
Balance - February 28, 2002 (Date of Inception)                 -            -             -                   -


Stock issued for cash                                   2,780,000          278        57,222                   -

Net loss for the period                                                                    -            (38,810)
----------------------------------------------------------------------------------------------------------------

Balance - September 30, 2002                            2,780,000          278        57,222            (38,810)
================================================================================================================


























   (The accompanying notes are an integral part of these financial statements)

KS E-Media Holdings, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US Dollars)                                             From
                                                              February 28, 2002
                                                             (Date of Inception)
                                                               to September 30,
                                                                      2002
Cash Flows to Operating Activities                                      $

  Net loss for the period                                               (38,810)

  Adjustments to reconcile net loss to cash

    Amortization                                                          1,235
    Donated rent (Note 6)                                                 1,750

  Change in non-cash working capital items

    Accounts receivable                                                     (47)
    Inventory                                                            (5,274)
    Prepaid expense                                                      (3,700)
    Accounts payable and accrued liabilities                              7,865
---------------------------------------------------------------         -------
Net Cash Used in Operating Activities                                   (36,981)
---------------------------------------------------------------         -------

Cash Flows From Financing Activities

Proceeds from issuing shares                                             57,500
---------------------------------------------------------------         -------
Net Cash Provided by Financing Activities                                57,500
---------------------------------------------------------------         -------

Cash Flows Used in Investing Activities

Purchase of website                                                      (4,532)
Purchase of license                                                      (2,883)
---------------------------------------------------------------         -------
Net Cash Used in Investing Activities                                    (7,415)
---------------------------------------------------------------         -------

Increase in Cash                                                         13,104

Cash - Beginning of Period                                                 --
---------------------------------------------------------------         -------
Cash - End of Period                                                     13,104
===============================================================         =======
Non-Cash Financing Activities                                              --
===============================================================         =======

Supplemental Disclosures

Interest paid                                                               300
Income tax paid                                                            --

   (The accompanying notes are an integral part of these financial statements)

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)

1.   Development Stage Company
     KS E-Media Holdings, Inc. herein (the "Company") was incorporated in the State of Delaware, U.S.A. on February 28, 2002. On April 1, 2002, the Company acquired Kama Sutra Media Ltd. ("KSM"), an online fulfillment company that markets unique products to the internet consumer. KSM currently owns a website known as KamaSutracd.com which offers products and services for an adult target market. The core products will include games, multimedia compact-discs, DVDs, books and magazines based on the Secret Art of Love-Making from Ancient India known as KAMASUTRA. Currently the website offers its first product a multimedia CD called KamasutraCD and the Kamasutra Love Game. These products are offered through a website on a secure server, with full customer satisfaction guarantee, privacy, ease of order and quick delivery. Currently the website is fully functional and operational. The first CD offering is in inventory and is currently being offered for sale to the public. KSM management has created and is continuing to create distribution relationships with other suppliers of Kama Sutra themed products.

     The Company is in its earliest stage of development and is considered a development stage company. In a development stage company, management devotes most of its activities in developing its business plan. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing and close on the business acquisition. There is no guarantee that the Company will be able to raise any equity financing or complete the acquisition. There is substantial doubt regarding the Company's ability to continue as a going concern.

     Pursuant to two private placement Offering Memorandums, the Company issued 300,000 common shares at $0.10 per share for total cash consideration of $30,000 and issued 80,000 common shares at $0.25 per share for total cash consideration of $20,000.

2.   Summary of Significant Accounting Policies

     (a) Consolidated Financial Statements

     These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Kama Sutra Media Ltd. These financial statements include the accounts of Kama Sutra Media Ltd. from the date of acquisition being April 1, 2002.

     (b) Year End

     The Company's fiscal year end is September 30.

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)


2. Summary of Significant Accounting Policies (continued)

     (c) Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (d) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.


     (e) Basic and Diluted Net Income (Loss) Per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic an diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     (f) Foreign Currency Translation

     Revenue, expenses and non-monetary balance sheet items are translated into US dollars at the rate of exchange prevailing on the transaction dates. Monetary balance sheet items are translated at the rate prevailing at the balance sheet date. The resulting exchange gain or loss is charged to operations.

     (g) Inventory

     Inventory, consisting of CD's and games available for sale over the Internet are recorded using the specific identification method and valued at the lower of cost or market.

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)

2. Summary of Significant Accounting Policies (continued)

     (h) Financial Instruments

     The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company operates in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     (i) Revenue Recognition


     The Company recognizes revenue from product sales when the products are shipped and title passes to the customer. Since the Company is the primary obligator in a transaction, is subject to the inventory risk, has latitude in establishing prices, revenue will be reported on a gross basis. The Company will provide allowances for sales returns based on historical experience.

     (j) Long-Lived Assets


     In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

     (k) Website Development Costs


     The Company develops and maintains its website. Costs associated with the website consist primarily of a website developed by a third party. The Company capitalizes costs of computer software obtained for internal use in web design and network operations. These capitalized costs are amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)


2. Summary of Significant Accounting Policies (continued)


     (l) Recent Accounting Pronouncements


     In June 2001, FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The Company expects that the adoption of SFAS No. 141 and SFAS No. 142 will not have a material impact on its financial position or its results of operations.

     The FASB also recently issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and portions of Accounting Principles Bulletin Opinion 30, "Reporting the Results of Operations". This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard are not expected to have a material impact on the Company's financial position or operating results.

     (m) Tax Accounting


     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.

     The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") as of its inception. The Company has incurred net operating losses as scheduled below:

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)


2. Summary of Significant Accounting Policies (continued)

     (m) Tax Accounting (continued)


                                            Amount            Year of
                     Year of Loss              $            Expiration

                        2002                39,000             2017

     Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                                                September 30,
                                                                    2002
                                                                      $

          Net Operating Loss                                       39,000

          Statutory Tax Rate                                         34%

          Effective Tax Rate                                          -

          Deferred Tax Asset                                       13,000

          Valuation Allowance                                     (13,000)
          ---------------------------                        ------------------

          Net Deferred Tax Asset                                      -
          ===========================                        ==================


3.   Business Acquisition

     On April 1, 2002, pursuant to a Share Purchase Agreement, the Company purchased in an arms length transaction, all the shares of Kama Sutra Media Ltd. ("KSM") for total consideration of CAD$25,000. As consideration for the shares of KSM, the Company issued a promissory note for CAD$25,000. The promissory note was unsecured, due on demand, and bore interest at 10%. The promissory note was paid on June 7, 2002 out of proceeds from a private placement.

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)


3.   Business Acquisition (continued)

     The acquisition was accounted for as a purchase in accordance with the provisions of APB No. 16. Under the purchase method of accounting, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Results for KSM have been included with those of the Company for the period subsequent to the purchase date.

     The purchase price was allocated as follows:


                                                              CAD$

          Inventory                                            8,494

          Prepaid royalty                                      4,650

          Website (Note 4)                                     7,030

          Distribution agreement (Note 5)                      4,826
                                                            ---------

                                                              25,000
                                                            =========

4.   Website

                                                 Accumulated       Net Carrying
                                    Cost         Amortization           Value
                                      $                $                  $
      Website                       4,532             755               3,777
      -------------------------- ----------     --------------    -------------


5.   License

     The Company's wholly-owned subsidiary, KSM is party to a distribution agreement dated May 19, 2001 (as amended February 21, 2002) with Amit Raheja of Bombay, India in which KSM has been granted the right to manufacture and distribute for sale under license from Amit Raheja the Kama Sutra CD. Pursuant to this agreement, the Company is required to pay Mr. Raheja the following royalties:

     1) US$3.00 per disc for the first 1,500 CD's manufactured 2) US$0.90 per disc for the next 50,000 CD's manufactured 3) US$0.60 per disc for the next 50,000 CD's manufactured 4) US$0.25 per disc for CD's manufactured in excess of 100,000

KS E-Media Holdings, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
For the period From February 28, 2002 (Date of Inception) to September 30, 2002 (Expressed in US Dollars)


5.   License (continued)

     An advance in royalties of US$3,000 was paid to Mr. Raheja on May 19, 2001. All rights, titles and interest were assigned to the subsidiary on March 13, 2002.

     The license is being amortized over its estimated useful life of three years.

                                                               $

          Cost                                                 2,883

          Less amortization                                      480
                                                            ---------

          Net Carrying Value                                   2,403
                                                            =========


6.   Related Party Transactions

     The Company has received donated overhead from the President of the Company valued $250 per month for overhead and has paid $7,500 in consulting fees to the President of the Company.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS


                        1,380,000 shares of common stock

                            KS E-MEDIA HOLDINGS, INC.

                            ___________________, 2002

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT KS E-MEDIA HOLDINGS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities.

-        except the common stock

- in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation

-        to any person to whom it is unlawful to make the offer or solicitation;
         or

- to any person who is not a United States resident or who is outside the jurisdiction of the United States

Until ______________, 2003, all person affecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligations of dealer or deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors

The Delaware General Corporation Law and our Certificate of Incorporation and Bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have (i) breached the duty of loyalty to the corporation or its stockholders; (ii) failed to act in good faith or committed intentional misconduct or a knowing violation of the law; (iii) acted in violation of Delaware Corporation Law; or (iv) entered into a transaction from which he/she derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, that type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses associated with the preparation and filing of this registration statement shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

               SEC Filing Fee                                $     27.92
               Blue Sky Fees and Expenses                            100
               Printing and Engraving Expenses                       500
               Legal Fees and Expenses                            20,000
               Accounting Fees and Expenses                        3,000
               Miscellaneous Expenses                              1,000
                                                             -----------
               TOTAL                                         $ 24,627.92

Item 26. Recent Sales of Unregistered Securities.

The following information sets forth all securities which have been sold during the last three years by us and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash.

In February 28, 2002 we sold 2, 400,000 shares of our common stock to Mayur Pandya, our initial founder, for $7,500. The sale of these shares was made in conjunction with the initial formation of KS E-Media to the founder in a private transaction which was deemed exempt from registration pursuant to Section 4(2) of the 1933 Act.

On April 26, 2002 we sold 300,000 shares of our common stock for cash consideration of $30,000 to 3 investors, all of whom reside in British Columbia, Canada and are not deemed to be "U.S. persons" as that term is defined under Regulation S. The investors represented that they were purchasing such shares for their own account. Both the offer and the sale of the shares were made outside the United States and are deemed to be "offshore transactions" as that term is defined under Regulation S. The share certificates contain a legend indicating that such shares can only be transferred in compliance with the provisions of Regulation S. In light of the foregoing, such sales were deemed exempt from registration pursuant to Regulation S of the 1933 Act.

On September 25, 2002 we sold 80,000 shares of our common stock for cash consideration of $20,000 to 16 investors, all of whom reside in British Columbia, Canada and are not deemed to be "U.S. persons" as that term is defined under Regulation S. The investors represented that they were purchasing such shares for their own account. Both the offer and the sale of the shares were made outside the United States and are deemed to be "offshore transactions" as that term is defined under Regulation S. The share certificates contain a legend indicating that such shares can only be transferred in compliance with the provisions of Regulation S. In light of the foregoing, such sales were deemed exempt from registration pursuant to Regulation S of the 1933 Act.

Item 27. Exhibits

       Exhibits             Description of Document

       3.1                  Certificate of Incorporation

       3.2                  By-Laws

       5.1                  Opinion of Counsel

       10.1                 Consulting Agreement with Big Sky Management Ltd.

       10.2                 Share Purchase Agreement dated April 1, 2002

       10.3                 Distribution Agreement dated May 19, 2001

       21                   Subsidiaries of KS E-Media Holdings, Inc.

       23.1 Consent of Weintraub Genshlea Chediak Sproul contained in Exhibit 5.1

       23.2                 Consent of Independent Auditors (Manning Elliott)

       99.1                 Purchaser Subscription Agreement

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

         (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on the 20th of December 2002.

                                         KS E-MEDIA HOLDINGS, INC.



                                     By:      /s/ Mayur Pandya
                                         ---------------------------------
                                         Mayur Pandya, President and
                                         CEO and Accounting Officer


In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Mayur Pandya                     Title                         Date
  ----------------                     -----                         ----
  Mayur Pandya                        Director                 December 20, 2002

























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